Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporation by reference in the Registration Statements (Form S-8 No. 333-26743, No. 333-61467 and No. 333-166929) of Cenveo, Inc. of our report dated June 29, 2010 relating to the financial statements and supplemental schedule of Cenveo 401(k) Savings and Retirement Plan, which appears in this Annual Report (Form 11-K).

/s/ O’Connor Davies Munns & Dobbins, LLP
Harrison, New York

June 29, 2010